Exhibit 99.5

STOCK ORDER FORM

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS
SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS

ESSA Bancorp
Stock Information Center
200 Palmer Street
Stroudsburg, PA 18360
QUESTIONS?
Call us, toll-free, at 1-(___) ___ - ____
10:00 a.m. to 4:00 p.m.,
Monday through Friday

For Internal Use Only

REC'D # ______ BATCH # ______ ORDER # ______ CATEGORY # ______

O ________________ C ________________

ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 12:00 Noon, Eastern time, on ________, 2007. Stock Order Forms may be delivered by using the enclosed order reply envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. You may NOT deliver this form to ESSA Bank & Trust branch offices. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.

(1) Number of Shares ______ **Price Per Share** X $10.00 = **(2) Total Payment Due** $ ______ .00

Minimum Number of Shares: 25 ($250). Maximum number of Shares: 35,000 ($350,000).

(3) Method of Payment – Check or Money Order

Enclosed is a check or money order payable to **ESSA Bancorp, Inc.** in the amount of:

$ ______ .00

Cash or wire transfers will not be accepted. Checks and money orders will be cashed upon receipt. ***ESSA Bank & Trust line of credit checks and third party checks may not be remitted as payment.***

(4) Method of Payment – Deposit Account Withdrawal

The undersigned authorizes withdrawal from the ESSA Bank & Trust deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available within the account(s) listed at the time this form is received. **ESSA Bank & Trust IRA accounts and acounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	*ESSA Bank & Trust Deposit Account Number*	*Withdrawal Amount*
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

(5) Purchaser Information

Subscription Offering. **Check the *one* box that applies, as of the earliest date, to the purchaser(s) listed in Section 7:**

a. ☐ Purchaser(s) listed below had a minimum of $50 on deposit at ESSA Bank & Trust on April 30, 2005.

b. ☐ Box (a) above does not apply, however purchaser(s) listed below had a minimum of $50 on deposit at ESSA Bank & Trust on __________.

c. ☐ Boxes (a) and (b) above do not apply, however purchaser(s) listed below had a deposit or loan account at ESSA Bank & Trust on ______, 2007.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 7, check the box below:

d. ☐ This order is placed in a Community Offering, if held.

If you checked boxes (a), (b) or (c), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the Subscription Offering:

Account Title (Name(s) on Account)	*ESSA Bank & Trust Account Number*

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) Management and Employees (Check a box, if applicable)

Check if you are an ESSA Bank & Trust: ☐ Director ☐ Officer ☐ Employee ☐ Member of the immediate family of a Director, Officer or Employee.
(immediate family is defined on the reverse side of this form)

(7) Stock Registration

The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you should not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority.

First Name, Middle Initial, Last Name __________ Reporting SSN/Tax ID No. __________

First Name, Middle Initial, Last Name __________ SSN/Tax ID No. __________

Street __________ Daytime Phone Number **(important)** __________

City ______ State ____ Zip ____ County **(important)** ______ Evening Phone Number **(important)** __________

(8) Form of Stock Ownership

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ UniformTransfer to Minors Act *(for reporting SSN, use Minor's)*
☐ Corporation/Partnership ☐ Other__________

FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY
☐ IRA
SSN of Beneficial Owner: _____-_____-______

(9) Acknowledgment and Signature

I understand that, to be effective, this Stock Order Form must be received by ESSA Bancorp, Inc. by no later than 12:00 Noon, Eastern time, on __________, 2007, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by ESSA Bancorp, Inc., this Stock Order Form may not be modified or canceled without ESSA Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. **Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured and is not guaranteed by ESSA Bancorp, Inc., ESSA Bank & Trust or by the federal government. If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision's Northeast Regional Office at (201) 413-0100. I further certify that, before purchasing the common stock of ESSA Bancorp, Inc., I received the Prospectus dated __________, 2007.**

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by ESSA Bancorp, Inc. and describes, in the Risk Factors section beginning on page ___ of the Prospectus, the risks involved in the investment in this common stock. Risks include, but are not limited to the following:

1. Future changes in interest rates could reduce our profits.
2. A downturn in the local economy or a decline in real estate values could reduce our profits.
3. Our continued emphasis on commercial real estate lending could expose us to increased lending risks.
4. Strong competition within our market areas may limit our growth and profitability.
5. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.
6. The Federal Deposit Insurance Corporation has issued new rules on how it imposes deposit insurance assessments that will increase our deposit insurance assessments and will reduce our income.
7. The future price of the shares of common stock may be less than the purchase price in the stock offering.
8. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.
9. Our return on equity will be low compared to other financial institutions. This could negatively affect the trading price of our shares of common stock.
10. The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income in fiscal 2007.
11. Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.
12. Our stock-based benefit plans will increase our costs, which will reduce our income.
13. The implementation of stock-based incentive plans will dilute your ownership interest.
14. We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could hurt our profits.
15. Our stock value may be negatively affected by federal regulations that restrict takeovers.
16. The corporate governance provisions in our articles of incorporation and bylaws and the corporate governance provisions under Pennsylvania law may prevent or impede the holders of our common stock from obtaining representation on our Board of

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. ESSA Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

→ ORDER NOT VALID UNLESS SIGNED ←

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) __________ (Date) ____ Signature (title, if applicable) __________ (Date) ____

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(___) ____ - _____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.

ESSA Bancorp, Inc. Stock Order Form Instructions

Sections (1) and (2) - Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares

($250). The maximum allowable purchase by an individual, or by individuals exercising subscription rights through a single qualifying deposit account or loan held jointly, is 35,000 shares ($350,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 50,000 shares ($500,000), in all categories of the offering, combined. Please see the Prospectus section entitled “The Conversion — Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) - Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to ESSA Bancorp, Inc. These will be cashed immediately upon receipt, so the funds must be available within the accounts when your Stock Order Form is received. You may not remit cash, an ESSA Bank & Trust line of credit check, a third party check or wire transfers. Interest on your funds will be earned at the ESSA Bank & Trust’s passbook savings rate until the offering is completed. After receipt of this order, it may not be modified or canceled without ESSA Bancorp, Inc.’s consent.

Section (4) - Payment by Account Withdrawal. Payment may be made by authorizing direct withdrawal from your ESSA Bank & Trust deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal during the stock offering. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a an Essa Bank & Trust certificate of deposit account. You may NOT list ESSA Bank & Trust IRA accounts or such accounts with ESSA Bank & Trust’s trust division. You may NOT list accounts with check-writing privileges — please submit a check instead. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible—preferably at least two weeks before the , 2007 offering deadline.

Section (5) - Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all ESSA Bank & Trust account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Box (d) refers to a Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See “The Conversion — Subscription Offering and Subscription Rights” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) - Management and Employees. Check the applicable box if you are an ESSA Bank & Trust, director, officer or employee or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the trustee, director, officer or employee.

Section (7) - Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (8) - Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials—use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually _ Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible account at ESSA Bank & Trust on either April 30, 2005, or .

Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible account at ESSA Bank & Trust on either April 30, 2005, or .

Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible account at ESSA Bank & Trust on either April 30, 2005, or .

Buying Stock for a Minor - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible account at ESSA Bank & Trust on either April 30, 2005, or . The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA PA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership - On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of this form must have had an eligible account at ESSA Bank & Trust on either April 30, 2005, or .

Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of this form must have had an eligible account at ESSA Bank & Trust on either April 30, 2005, or .

Buying Stock in a Self-Directed IRA - (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 7 of this form must have had an eligible account at ESSA Bank & Trust on either April 30, 2005, or .

Section (9) - Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment and/or withdrawal authorization, so that it is received (not postmarked) by ESSA Bancorp, Inc. by 12:00 Noon, Eastern time, on , 2007. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). An order reply envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to: ESSA Bank & Trust, Attn: Stock Information Center, 200 Palmer Street, Stroudsburg, PA 18360. You may also hand deliver to this location. Please do not deliver Stock Order Forms to any ESSA Bank & Trust branch offices.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-( ) — , Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.